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EXHIBIT 99.2 (Example of Amendent to Schedule B of the Asset Purchase Agreement)
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             Amendment to Schedule B of the Asset Purchase Agreement
                                     Between
             DK Corporation, NCFS Funding, LLC AND DLR Funding, Inc.


This Amendment replaces the original Schedule B from the Asset Purchase Agreement dated March 9, 2006 in its entirety.

EXHIBIT B: PAYMENT TERMS - Amendment

On the Closing Date, Purchaser shall deliver to Seller the following:

In exchange for all the assets of Seller, Purchaser will deliver the equivalent of Thirty Four Million, Four Hundred Sixty Two Thousand, Thirty Two Dollars ($34,462,032) worth of Common shares of DLR Funding Inc. of which will be paid as follows:

Common stock, in the amount of Seventeen Million, Two Hundred Thirty One Thousand, Sixteen dollars (17,231,016) shares convertible to Preferred Stock, Class B-15 in the equivalent dollar value of $2 per Preferred share to $1 per Common share, all shares subject to Rule 144.



The parties to this Amendment have caused this Agreement to be executed and delivered as of May 3, 2006.

SELLER                                        PURCHASER

DK Corporation                                DLR Funding, Inc.

By: /s/ David Karst                           By: /s/ Albert Reda
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Print Name: David Karst, President            Print Name: Albert Reda, CEO

NCFS Funding, LLC

By: /s/ David Karst
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By: David Karst, Manager

    /s/ David Karst
    ----------------------------
    David Karst, Individually